SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

October 16, 2003

Date of report (Date of earliest event reported)

BINGO.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

                 (State or Other Jurisdiction of Incorporation)

 000-26319                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

     SUITE 1405, 1166 ALBERNI STREET,

   VANCOUVER, BRITISH COLUMBIA, CANADA                           V6E 3Z3

(Address of Principal Executive Offices)                                                 (Zip Code)

   (604) 694-0300

              (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

BINGO.COM, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

At the Annual General Meeting of the Shareholders held on October 15, 2003, the shareholders of the Company:

(a) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

                                T. M. Williams

                                P.A. Crossgrove

(b) Approved the selection of Dohan and Company, P.A., CPA.'s as the Company's independent auditors for the fiscal year ending December 31, 2003.

(c) Approved the amendment to the Convertible Debenture "A" agreement to reduce the valuation price from $0.25 per share to $0.20 per share for an extension to the payment of the interest on the Convertible Debenture "A" currently due on the 16th of April 2004.

(d) Approved the ratification of the actions of the Company's Officers and Directors for the last year and for the period from the Fiscal year end through to the date of the shareholder meeting (October 15, 2003).

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired:

Not Applicable.

(b) Pro forma financial information:

Not Applicable.

(c) Exhibits

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, INC.

(Registrant)

Date: October 16, 2003                                                                By: /s/ "T. M. Williams"

                                                                                                 T. M. WILLIAMS, PRESIDENT